                                  EXHIBIT 23.4

               CONSENT OF ROTHGERBER, APPEL, POWERS & JOHNSON LLP
                              RE: LEGALITY OPINION

                                  EXHIBIT 23.4





                                  July 22, 1996


                            CONSENT OF LEGAL COUNSEL




TriCo Bancshares
15 Independence Circle
Chico, CA  95926

Dear Sirs:

        We consent to the use in the Form S-4 Registration Statement of TriCo Bancshares (the "Corporation"), to be filed on or about July 16, 1996, relating to the registration of shares of common stock in the Corporation (the "Shares") to be issued in the merger of Sutter Buttes Savings Bank, F.S.B. with and into Tri Counties Bank pursuant to that certain Acquisition Agreement and Plan of Merger entered into as of June 15, 1996 by and among the Corporation, Tri Counties Bank, and Sutter Buttes Savings Bank, F.S.B., of our opinion as to the legality of the Shares as set forth in Exhibit 5 to the Registration Statement.

                                         Sincerely yours,

                                     /s/ROTHGERBER, APPEL, POWERS & JOHNSON LLP